                                                                  Exhibit 99.4

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                       BUILDING ONE SERVICES CORPORATION,
                                   as Issuer



                                      AND



                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee


                 ______________________________________________

                                   INDENTURE


                           Dated as of April 30, 1999
                _______________________________________________


                                  $100,000,000


                     7 1/2% Convertible junior subordinated
                              debentures due 2012

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                               TABLE OF CONTENTS
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ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.......................................   1

 SECTION 101.  Definitions..............................................................................   1
 SECTION 102.  Compliance Certificates and Opinions.....................................................  18
 SECTION 103.  Form of Documents Delivered to Trustee...................................................  18
 SECTION 104.  Acts of Holders; Record Dates............................................................  19
 SECTION 105.  Notices, Etc., to Trustee and Company....................................................  20
 SECTION 106.  Notice to Holders; Waiver................................................................  20
 SECTION 107.  Conflict with Trust Indenture Act........................................................  20
 SECTION 108.  Effect of Headings and Table of Contents.................................................  21
 SECTION 109.  Successors and Assigns...................................................................  21
 SECTION 110.  Separability Clause......................................................................  21
 SECTION 111.  Benefits of Indenture....................................................................  21
 SECTION 112.  Governing Law............................................................................  21
 SECTION 113.  Legal Holidays...........................................................................  21
 SECTION 114.  No Security Interest Created.............................................................  21
 SECTION 115.  Limitation on Individual Liability.......................................................  22

ARTICLE II SECURITY FORMS...............................................................................  22

 SECTION 201.  Forms Generally..........................................................................  22
 SECTION 202.  Form of Face of Security.................................................................  23
 SECTION 203.  Form of Reverse of Security..............................................................  25
 SECTION 204.  Form of Trustee's Certificate of Authentication..........................................  30

ARTICLE III THE SECURITIES..............................................................................  30

 SECTION 301.  Title and Terms..........................................................................  30
 SECTION 302.  Denominations............................................................................  31
 SECTION 303.  Execution, Authentication, Delivery and Dating...........................................  31
 SECTION 304.  Temporary Securities.....................................................................  32
 SECTION 305.  Registration, Registration of Transfer and Exchange......................................  32
 SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities.........................................  35
 SECTION 307.  Payment of Interest; Interest Rights Preserved...........................................  35
 SECTION 308.  Persons Deemed Owners....................................................................  37
 SECTION 309.  Cancellation.............................................................................  37
 SECTION 310.  Computation of Interest..................................................................  37
 SECTION 311.  CUSIP Number.............................................................................  37
 SECTION 312.  Restrictions on Transfer.................................................................  37
 SECTION 313.  Restrictive Legends......................................................................  38
 SECTION 314.  Notice of Proposed Transfers.............................................................  38

ARTICLE IV SATISFACTION AND DISCHARGE...................................................................  38

 SECTION 401.  Satisfaction and Discharge of Indenture..................................................  38
 SECTION 402.  Application of Trust Money...............................................................  40
 SECTION 403.  Reinstatement............................................................................  40

ARTICLE V REMEDIES......................................................................................  40

 SECTION 501.  Events of Default........................................................................  40
 SECTION 502.  Acceleration of Maturity; Rescission and Annulment.......................................  42
 SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee..........................  43
 SECTION 504.  Trustee May File Proofs of Claim.........................................................  44
 SECTION 505.  Trustee May Enforce Claims Without Possession of Securities..............................  44
 SECTION 506.  Application of Money Collected...........................................................  45
 SECTION 507.  Limitation on Suits......................................................................  45
 SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium and
               Interest and to Convert..................................................................  45
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 SECTION 509.  Restoration of Rights and Remedies.......................................................  46
 SECTION 510.  Rights and Remedies Cumulative...........................................................  46
 SECTION 511.  Delay or Omission Not Waiver.............................................................  46
 SECTION 512.  Control by Holders.......................................................................  46
 SECTION 513.  Waiver of Past Defaults..................................................................  47
 SECTION 514.  Undertaking for Costs....................................................................  47
 SECTION 515.  Waiver of Stay or Extension Laws.........................................................  47

ARTICLE VI THE TRUSTEE..................................................................................  48

 SECTION 601.  Certain Duties and Responsibilities......................................................  48
 SECTION 602.  Notice of Defaults.......................................................................  48
 SECTION 603.  Certain Rights of Trustee................................................................  48
 SECTION 604.  Not Responsible for Recitals or Issuance of Securities...................................  49
 SECTION 605.  May Hold Securities......................................................................  49
 SECTION 606.  Money Held in Trust......................................................................  50
 SECTION 607.  Compensation and Reimbursement...........................................................  50
 SECTION 608.  Disqualification; Conflicting Interests..................................................  50
 SECTION 609.  Corporate Trustee Required; Eligibility..................................................  51
 SECTION 610.  Resignation and Removal; Appointment of Successor........................................  51
 SECTION 611.  Acceptance of Appointment by Successor...................................................  52
 SECTION 612.  Merger, Conversion, Consolidation or Succession to Business..............................  52
 SECTION 613.  Preferential Collection of Claims Against Company........................................  53
 SECTION 614.  Appointment of Authenticating Agent......................................................  53

ARTICLE VII HOLDERS' LIST AND REPORTS BY TRUSTEE AND COMPANY............................................  55

 SECTION 701.  Company to Furnish Trustee Names and Addresses of Holders and the
               Representative under the Credit Facility.................................................  55
 SECTION 702.  Preservation of Information; Communication to Holders....................................  55
 SECTION 703.  Reports by Trustee.......................................................................  55
 SECTION 704.  Reports by Company.......................................................................  56
 SECTION 705.  Certain Notices..........................................................................  56

ARTICLE VIII CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.......................................  56

 SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.....................................  56
 SECTION 802.  Successor Substituted....................................................................  57

ARTICLE IX SUPPLEMENTAL INDENTURES......................................................................  57

 SECTION 901.  Supplemental Indentures Without Consent of Holders.......................................  57
 SECTION 902.  Supplemental Indentures with Consent of Holders..........................................  58
 SECTION 903.  Execution of Supplemental Indentures.....................................................  59
 SECTION 904.  Effect of Supplemental Indentures........................................................  59
 SECTION 905.  Conformity with Trust Indenture Act......................................................  59
 SECTION 906.  Reference in Securities to Supplemental Indentures.......................................  59
 SECTION 907.  Notice of Supplemental Indenture.........................................................  59
 SECTION 908.  Effect on Senior Indebtedness............................................................  59

ARTICLE X COVENANTS.....................................................................................  60

 SECTION 1001. Payment of Principal, Premium and Interest...............................................  60
 SECTION 1002. Maintenance of Office or Agency..........................................................  60
 SECTION 1003. Money for Security Payments to Be Held in Trust..........................................  60
 SECTION 1004. Statement by Officers as to Default......................................................  61
 SECTION 1005. Existence................................................................................  62
 SECTION 1006. Waiver of Certain Covenants..............................................................  62
 SECTION 1007. Limitation on Incurrence of Indebtedness.................................................  62
 SECTION 1008. Compliance With Investor Rights Agreement................................................  62
 SECTION 1009. Limitation on Restricted Payments........................................................  63
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ARTICLE XI REDEMPTION OF SECURITIES.....................................................................  63

 SECTION 1101. Right of Redemption......................................................................  63
 SECTION 1102. Applicability of Article.................................................................  63
 SECTION 1103. Election to Redeem; Notice to Trustee....................................................  64
 SECTION 1104. [Reserved.]..............................................................................  64
 SECTION 1105. Notice of Redemption.....................................................................  64
 SECTION 1106. Deposit of Redemption Price..............................................................  64
 SECTION 1107. Securities Payable on Redemption Date....................................................  65
 SECTION 1108. [Reserved.]..............................................................................  65
 SECTION 1109. Conversion Arrangements on Call for Redemption...........................................  65

ARTICLE XII SUBORDINATION OF SECURITIES.................................................................  66

 SECTION 1201. Securities Subordinated to Senior Indebtedness...........................................  66
 SECTION 1202. Payment Over of Proceeds Upon Dissolution, Etc...........................................  66
 SECTION 1203. No Payment When Senior Indebtedness in Default...........................................  67
 SECTION 1204. Subrogation to Rights of Holders of Senior Indebtedness..................................  69
 SECTION 1205. Provisions Solely to Define Relative Rights..............................................  69
 SECTION 1206. Trustee to Effectuate Subordination......................................................  69
 SECTION 1207. No Waiver of Subordination Provisions....................................................  70
 SECTION 1208. Notice to Trustee........................................................................  70
 SECTION 1209. Reliance on Judicial Order or Certificate of Liquidating Agent...........................  71
 SECTION 1210. Trustee Not Fiduciary for Holders of Senior Indebtedness.................................  71
 SECTION 1211. Rights of Trustee as Holder of Senior Indebtedness; Preservation of
               Trustee's Rights.........................................................................  71
 SECTION 1212. Reserved.................................................................................  72
 SECTION 1213. Rights with respect to Conversion and Certain Payments...................................  72
 SECTION 1214. Payments May Be Paid Prior to Dissolution................................................  72

ARTICLE XIII CONVERSION OF SECURITIES...................................................................  72

 SECTION 1301. Conversion Privilege and Conversion Price................................................  72
 SECTION 1302. Exercise of Conversion Privilege.........................................................  73
 SECTION 1303. Fractions of Shares......................................................................  73
 SECTION 1304. Adjustment of Conversion Price...........................................................  74
 SECTION 1305. Notice of Adjustments of Conversion Price................................................  79
 SECTION 1306. Notice of Certain Corporate Action.......................................................  79
 SECTION 1307. Company to Reserve Common Stock..........................................................  80
 SECTION 1308. Taxes on Conversions.....................................................................  80
 SECTION 1309. Covenant as to Common Stock..............................................................  80
 SECTION 1310. Cancellation of Converted Securities.....................................................  81
 SECTION 1311. Provisions as to Consolidation, Merger or Sale of Assets.................................  81
 SECTION 1312. Disclaimer of Responsibility for Certain Matters.........................................  82

ARTICLE XIV RIGHT TO REQUIRE REPURCHASE.................................................................  82

 SECTION 1401. Right to Require Repurchase..............................................................  82
 SECTION 1402. Notice; Method of Exercising Repurchase Right............................................  83
 SECTION 1403. Deposit of Repurchase Price..............................................................  84
 SECTION 1404. Securities Not Repurchased on Repurchase Date............................................  84
 SECTION 1405. Securities Repurchased in Part...........................................................  84

ARTICLE XV VOTING RIGHTS................................................................................  84

 SECTION 1501. General..................................................................................  84
 SECTION 1502. No Changes to Voting Rights..............................................................  85
 SECTION 1503. Stockholder Approval Required............................................................  85
 SECTION 1504. Effectiveness of this Article XV.........................................................  85

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


          INDENTURE, dated as of April 30, 1999 between BUILDING ONE SERVICES CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal executive offices at 800 Connecticut Avenue, N.W., Washington, D.C. 20006, and UNITED STATES TRUST COMPANY OF NEW YORK, a banking and trust company organized under the New York banking law, as Trustee (herein called the "Trustee"), having an office at 114 West 47th Street, 25th Floor, New York, New York 10036-1532.

                            RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of its 71/2% Convertible Junior Subordinated Debentures Due 2012 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.  Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
         (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
         (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required and permitted hereunder shall mean United States accounting principles as are generally accepted at the date of this Indenture; and

         (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms used in either Article XII or XIII are defined in such Article.

          "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or is assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Additional Securities" has the meaning specified in Section 202.

          "Affiliate " of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent Member" means any member of, or participant in, the Depositary.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security to the extent applicable to such transaction and as in effect from time to time.

          "Apollo Stockholders" means Boss Investment LLC and any Affiliate thereof (including without limitation, Apollo Management, L.P., Apollo Management IV, L.P., Apollo Advisors, L.P., Apollo Advisors IV, L.P., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and each of their respective Affiliates), and all accounts managed by any of them for so long as any of them holds the power of disposition and voting with respect thereto.

          "Appraisal Procedure" if applicable, shall mean the following procedure to determine the fair market value, as to any security, for purposes of the definition of "Fair Market Value" or the fair market value, as to any other property (in either case, the "valuation amount"). So long as the Apollo Stockholders constitute the Requisite Holders, the valuation amount shall be determined in good faith jointly by the Board of Directors and the Requisite Holders; provided, however, that if such parties are not able to agree on the valuation amount within a reasonable period of time (not to exceed twenty (20) days) the valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Board of Directors and the Requisite Holders. If the Board of

                                       2
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Directors and the Requisite Holders are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Board of Directors and the Requisite Holders, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by the Requisite Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board of Directors and the Requisite Holders shall submit to the investment banking firm their respective determinations of the valuation amount, and any supporting arguments and other data as they may desire, within ten (10) days of the appointment of the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Company and the Requisite Holders and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment-banking firm shall be final and binding upon the parties. The Company shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates. If the Apollo Stockholders no longer constitute the Requisite Holders, the valuation amount shall be determined in good faith by the Board of Directors.

          "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, or
(b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Subsidiary of the Company of (a) any Capital Stock of any Subsidiary of the Company; or (b) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business.

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

          "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

          The term "Beneficial Owner" is determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or the city in which the Corporate Trust Office is located are authorized or obligated to close by law or executive order.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; provided, that instruments issued by banks not having one of the two highest ratings obtainable from either S&P or Moody's shall not constitute "Cash Equivalents" for purposes of the subordination provisions of this Indenture; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into

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

with any bank meeting the qualifications specified in clause (iv) above; and
(vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

          "Change of Control" means the occurrence of any of the following events (each a "Change of Control"):

                (i)   the Sale of the Company,
                (ii)  the adoption of a plan relating to a Liquidation,

                (iii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock entitled to cast a majority of the votes entitled to be cast by the holders of the outstanding Voting Stock of the Company,
                (iv) (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock entitled to cast more than 40% of the votes entitled to be cast by the holders of the outstanding Voting Stock of the Company and (B) the Permitted Holders beneficially own, directly or indirectly, Voting Stock entitled to cast in the aggregate a lesser percentage of the votes entitled to be cast by the outstanding Voting Stock of the Company than such other person or group, or
                (v) the first day on which a majority of the Common Stock Directors are not Continuing Directors.

          "Charter Amendment" means an amended and restated certificate of incorporation of the Company substantially in the form of Exhibit A to the Investors' Rights Agreement.

          "Charter Amendment Deadline" means July 25, 1999, or, if later, 60 days after the Original Issuance Date.

          "Close of Business" means 5:00 p.m. in New York, New York.

          "Commission" means the Securities and Exchange Commission as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 1311, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          "Common Stock Directors" means those directors of the Company who have not been elected by the holders of the Securities pursuant to the separate class vote granted to the Holders of the Securities to elect directors pursuant to the Charter Amendment.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order delivered to the Trustee and signed in the name of the Company by (a) the Chairman of the Board, the President or any Vice President of the Company and
(b) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses), (B) Consolidated Interest Expense and (C) depreciation and amortization less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

          "Consolidated Indebtedness" means with respect to any Person, as of the date of determination, the aggregate amount of all Indebtedness of such Person and its Subsidiaries on a consolidated basis included on the face of the balance sheet of such Person (determined in accordance with GAAP) plus any Indebtedness included on the face of the balance sheet of any other Person (determined in accordance with GAAP) as to which such Person and/or any of its Subsidiaries has created a guarantee or other contingent obligation (to the extent of such guarantee or other contingent obligation).

          "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication (i) the aggregate of the interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs (including the amortization of costs relating to interest rate caps or other similar agreements), (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus interest income for such period.

          "Consolidated Leverage Ratio" means, with respect to any Person, the ratio of Consolidated Indebtedness of such Person on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (the "Transaction Date") to Consolidated EBITDA of such Person for the four full fiscal quarters (the "Four Quarter Period") most recently ending on or prior to the Transaction Date for which quarterly consolidated financial statements of the Company and its Subsidiaries have been distributed to Holders. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Indebtedness" shall be calculated after giving effect on a pro forma basis, determined in accordance with Article 11 of Regulation S-X promulgated by the Commission, for the period of such calculation to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition but excluding the Consolidated EBITDA attributable to the assets which are the subject of the Asset Sale) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

          "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person,
(d) the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is by a contract, operation of law or otherwise prohibited, (e) the net income of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Subsidiary of the referent Person by such Person, and (f) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

          "Continuing Directors" means (a) the Common Stock Directors in office immediately after the Original Issuance Date, (b) the directors of the Company designated by the Holders and (c) any directors of the Company nominated to the Board of Directors by a majority of the directors included in clause (a) and clause (b) of this definition (voting together as one board) or by a majority of Company directors who are Continuing Directors.

          "Conversion Date" has the meaning specified in Section 1302.

          "Conversion Price" shall mean $22.50 per share of Common Stock, subject to adjustment pursuant to the terms of the Indenture.

          "Conversion Price Reduction Date" has the meaning specified in Section 1304.

          "Converted Amount" means, with respect to any Security being converted, the principal amount of such Security or, if less than the entire principal amount of such Security is being converted, such portion of the principal amount thereof as is being converted.

          "Corporate Trust Office" means the office of the Trustee in New York, New York, which initially shall be United States Trust Company of New York, 114 West 47th Street, New York, New York 10036-1532.

          "Corporation" means a corporation, association, company, joint-stock company or business trust.

          "Credit Facility" means the Credit Agreement to be dated as of the Original Issuance Date, between the Company, the lenders party thereto in their capacities as lenders thereunder, Goldman Sachs Partners, L.P., as documentation agent, Salomon Smith Barney, Inc., as syndication agent, and Bankers Trust Company, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowing thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Currency Agreement" means any foreign contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any significant subsidiary of the Company against fluctuations in currency values.

          "Defaulted Interest" has the meaning specified in Section 307.

          "Depositary" means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as a Depositary for such Global Securities (or any successor securities clearing agency so registered).

          "Designated Senior Indebtedness" means (i) Indebtedness under or in respect of the Credit Facility and (ii) any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing or creating such Senior Indebtedness as

"Designated Senior Indebtedness" by the Company; provided, that for purposes of clause (y) of Section 1203(a), the Obligations under, or with respect to, the Senior Subordinated Notes and the Senior Subordinated Note Indenture shall be deemed not to be Designated Senior Indebtedness so long as the Credit Facility is still in effect.

          "DTC" means The Depository Trust Company, a New York corporation.

          "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, on or prior to the Maturity of the Securities.

          "Duly Adopted" means, with respect to the Charter Amendment, duly adopted in accordance with the General Corporation Law of the State of Delaware and duly filed with the Secretary of State of Delaware.

          "Event of Default" has the meaning specified in Section 501.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Stock" means (i) shares of Common Stock issuable upon exercise of any warrants or options of the Company outstanding on the Original Issuance Date, (ii) shares of Common Stock issued as consideration pursuant to any acquisition by the Company or any Subsidiary of any business or assets for which the consent or approval of certain Holders is required pursuant to the Investors' Rights Agreement and has been obtained, (iii) shares of Common Stock issued pursuant to the conversion of the Securities, (iv) shares of Common Stock issued as consideration pursuant to any Asset Acquisition by the Company or any Subsidiary of any business or assets if (x) the total consideration paid in such Asset Acquisition is less than $25 million (based on the total cash consideration, total Indebtedness assumed by the Company and its Subsidiaries and the Fair Market Value of the shares of Common Stock issued and the other property paid) and (y) the Consolidated Net Income per outstanding share of Common Stock for the immediately preceding full twelve month period giving pro forma effect to such acquisition, the Acquired Indebtedness arising out of such acquisition, the Indebtedness incurred and the shares of Common Stock issued in connection with such acquisition, in each case, as if such Asset Acquisition was consummated at the beginning of such period is greater than the actual Consolidated Net Income per outstanding share of Common Stock for such period,
(v) shares of Securities issued as dividends to the Holders, (vi) shares of Common Stock or options issued pursuant to any Company employee incentive or benefit arrangement existing on the date hereof pursuant to the terms thereof on the date hereof, (vii) shares of Common Stock issued pursuant to obligations to pay earnouts with respect to the nine Asset Acquisitions described on Schedule I hereto in accordance with the agreements relating thereto as in effect on the date of the Investors' Rights Agreement, and (viii) up to 1,500,000 shares of Common Stock to be issued pursuant to the long term equity incentive plan described on Schedule 3.14 to the Securities Purchase Agreement. So long as Apollo Stockholders constitute Requisite Holders, Apollo Stockholders may by written consent delivered to the Company include any Common Stock or options with respect thereto issued pursuant to any Company employee incentive or benefit arrangement now existing or hereafter created within the definition of "Excluded Stock".

          "Fair Market Value" means, as to any security, the Twenty Day Average of the average closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 P.M., New York City time, on such day, or, if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case excluding any trades that are not bona fide, arm's length transactions). If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ Stock Market or the domestic over-the-counter market, the "Fair Market Value" of such security shall be the fair market value thereof as determined in accordance with the Appraisal Procedure, using an appropriate valuation method, assuming an arms-length sale to an independent party. In determining the fair market value of any class or series of Common Stock, a sale of all of the issued and outstanding Common Stock of the Corporation will be assumed, without giving regard to the lack of liquidity of such stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for Common Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase shares of such stock or securities convertible into or exchangeable for shares of such stock; provided, however that such assumption will not include those securities, rights and warrants convertible into Common Stock where the conversion, exchange or exercise price per share is greater than the fair market value; provided, further, however, that fair market value shall be determined with regard to the relative priority of each class or series of Common Stock (if more than one class or series exists.) "Fair Market Value" means with respect to property other than securities, the "fair market value" determined in accordance with the Appraisal Procedure.

          "First Redemption Date" means the fifth anniversary of the Original Issuance Date, i.e., April 30, 2004.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Original Issuance Date.

          "Global Security" means a Security that is registered in the Security Register in the name of a Depositary or nominee thereof.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Indebtedness" means with respect to any Person, without duplication,
(i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. For purposes hereof, "Indebtedness" shall exclude all (i) contingent payment obligations incurred in the ordinary course of the Company and its Subsidiaries' business with respect to surety bonds, performance bonds and similar instruments, to the extent they are not secured by any lien on assets of the Company or its Subsidiaries and do not secure other Indebtedness of the Company and (ii) earnout obligations with respect to Asset Acquisitions payable in the form of Common Stock of the Company that is not Disqualified Capital Stock.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

          "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

          "Investors' Rights Agreement" means the Investors' Rights Agreement dated as of March 22, 1999, as amended by Amendment No. 1 to the Investors' Rights Agreement dated as of April 6, 1999 among the Company and Boss Investment LLC, as the same may be amended from time to time.

          "Liquidation" means any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Company in another jurisdiction.

          "Management Group" means those individuals listed on Schedule II attached hereto.

          "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, redemption or otherwise.

          "NASD" means the National Association of Securities Dealers, Inc.

          "Nasdaq Stock Market" means the stock exchange regulated by the NASD.

          "Notice of Default" has the meaning specified in Section 501.

          "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officers' Certificate" means a certificate delivered to the Trustee and signed by (a) the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Company and (b) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Company, and who shall be reasonably acceptable to the Trustee.

          "Original Issuance Date" means the first date of issuance of the Securities; i.e., April 30, 1999.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                (ii) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that if such Securities, or portions thereof, are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "Paying Agent" means any Person authorized by the Company to pay the principal of and premium, if any, or interest on any Securities on behalf of the Company.

          "Payment Blockage Period" has the meaning specified in Section 1203.

          "Permitted Holders" means the Apollo Stockholders and the Management Group.

          "Permitted Junior Securities" means the Securities, and, any other debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then outstanding Senior Indebtedness of the Company at least to the same extent that the Securities are subordinated to the payment of all Senior Indebtedness of the Company on the Original Issuance Date, so long as (a) the effect of the use of this defined term in the subordination provisions contained in Article XII is not to cause the Securities to be treated as part of: (1) the same class of claims as the Senior Indebtedness of the Company; or (2) any class of claims pari passu with, or senior to, the Senior Indebtedness of the Company for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Company; and (b) to the extent that any Senior Indebtedness of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either: (1) the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan or reorganization or readjustment; or (2) such holders receive securities which constitute Senior Indebtedness of the Company (which are guaranteed on the same basis as the theretofore outstanding Senior Indebtedness) and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Indebtedness of the Company (and any related guaranties) not paid in full in cash.

          "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or upon liquidation.

          "Record Date" means either a Regular Record Date or a Special Record Date, as applicable.

          "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price" has the meaning specified in Section 203.

          "Regular Record Date", for the interest payable on any Interest Payment Date means the April 15, July 15, October 15 or January 15, (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

          "Repurchase Date" has the meaning specified in Section 1401.

          "Repurchase Price" has the meaning specified in Section 1401.

          "Requisite Holders" means Holders of a majority in principal amount of the Outstanding Securities.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary at the Original Issuance Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

          "Sale of the Company" shall mean (i) the sale or other disposition, directly or indirectly, of all or substantially all of the Company's assets in one transaction or a series of transactions or (ii) the merger or consolidation of the Company with or into another Person, in the case of clause (ii) only, under circumstances in which the holders of Voting Stock entitled to cast a majority of the votes entitled to be cast by the holders of the Voting Stock of the Company, immediately prior to the merger or consolidation, own Voting Stock entitled to cast less than a majority of the votes entitled to be cast by the holders of the Voting Stock of the Company or the surviving or resulting Person or acquirer, as the case may be, immediately following such merger or consolidation. A sale (or sales) of one or more Subsidiaries of the Company (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Company shall be deemed a Sale of the Company.

          "Securities" has the meaning specified in the Recitals hereof.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

          "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of March 22, 1999 among the Company and Boss Investment, LLC, as the same may be amended from time to time.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

          "Senior Credit Facility Indebtedness" means all Obligations of the Company under the Credit Facility (including obligations to pay principal and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided in the Credit Facility, whether or not such interest is an allowed claim under applicable law), reimbursement obligations under letters of credit, fees, expenses and indemnities).

          "Senior Indebtedness" means principal of, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Original Issuance Date or thereafter, created, incurred or assumed. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (i) the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing by the Company in respect of, all Obligations of every nature of the Company under (x) the Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations (including guarantees thereof) and (z) all obligations under Currency Agreements (including guarantees thereof), in each case whether outstanding on the Original Issuance Date or thereafter incurred and (ii) Indebtedness of the Company and its Subsidiaries incurred under the Senior Subordinated Notes and the Senior Subordinated Notes Indenture in an aggregate principal amount not to exceed $200.0 million less the amount of any repayments of principal thereof after the Original Issuance Date. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company, (ii) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation) other than a shareholder who is a lender (or an Affiliate of a lender) under the Credit Facility, (iii) liabilities to trade creditors incurred in the ordinary course of business consistent with past practice in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) that portion of any Indebtedness incurred in violation of Section 1007 (except Senior Credit Facility Indebtedness not to exceed $350 million in aggregate principal amount, and all related interest, fees and indemnities) (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative shall have received an officers' certificate of, or a representation and warranty from, the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate
Section 1007 of this Indenture), (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company or any Subsidiary of the Company and
(viii) any Indebtedness which is, by its express terms or the terms of any instrument creating, evidencing or governing the same, subordinated or junior in right of payment to, the Securities.

          "Senior Subordinated Notes" means the Company's 101/2 % Senior Subordinated Notes due 2009 issued pursuant to the Senior Subordinated Notes Indenture, as in effect on the Original Issuance Date.

          "Senior Subordinated Notes Indenture" means the Indenture dated as of April 30, 1999, among the Company and IBJ Whitehall Bank & Trust Company, as Trustee, relating to the Company's 101/2 % Senior Subordinated Notes due 2009.

          "Significant Subsidiary" has the meaning ascribed to it under Regulation S-X promulgated under the Exchange Act; provided, that, for purposes of Section 501 hereof, the term "Significant Subsidiary" shall not include any Subsidiary designated as an "Unrestricted Subsidiary", as defined in the Senior Subordinated Notes Indenture.

          "Special Interest" in respect of a repurchase of a Security (or a portion thereof) upon a Change of Control or a conversion of a Security (or portion thereof) means the amount of interest that would have accrued on such Security (or portion thereof being converted or repurchased) from the Repurchase Date or Conversion Date, as applicable, through the First Redemption Date, as if such Security (or portion thereof) had not been repurchased or converted, provided that the aggregate amount of Special Interest payable in respect of a conversion shall not exceed 30 months of interest unless such conversion is in connection with a Change of Control.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

          "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "Total Conversion Amount" means the sum of (i) the Converted Amount plus (ii) unless converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date in which case the provisions of the last paragraph of Section 307 shall apply, accrued and unpaid interest on the Converted Amount through the Conversion Date plus (iii) if the Conversion Date is prior to the First Redemption Date, an amount equal to Special Interest on the Converted Amount.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as amended and as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Twenty Day Average" means, with respect to any prices and in connection with the calculation of Fair Market Value, the average of such prices over the twenty Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined.

          "Vice President", when used with respect to the Company means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Voting Stock" of a Person means any class or all classes of capital stock or other interests (including partnership interests) or Indebtedness of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

SECTION 102.     Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (b) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.  Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certification or Opinion of Counsel unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of public officials or upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.  Acts of Holders; Record Dates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in any manner which the Trustee deems sufficient.

         (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any Act by the Holders pursuant to Section 501, 502 or 512.

         (d)  The ownership of Securities shall be proved by the Security
Register.
         (e) Any Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer therefor or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 105.  Notices, Etc., to Trustee and Company.

         Any Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at the address specified in the first paragraph of this Indenture or such other address as previously furnished in writing by the Trustee, or

         (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, addressed to it at the address of its principal executive offices specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.  Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.  Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.  Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.  Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.  Separability Clause.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.  Benefits of Indenture.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.  Governing Law.

         This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, but without regard to the principles of conflicts of laws of such State.

SECTION 113.  Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal and premium if any, or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such last day for conversion; provided, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or last day for conversion, as the case may be.

SECTION 114.  No Security Interest Created.

         Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.

SECTION 115.  Limitation on Individual Liability.

         No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Company or any successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.

                                  ARTICLE II

                                SECURITY FORMS

SECTION 201.  Forms Generally.

         The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with the rules of any securities exchange on which the Securities are listed or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

         The definitive Securities (other than a Global Security) shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities. A Global Security may be in the foregoing form or may be in typewritten form.

SECTION 202.  Form of Face of Security.

         A legend in substantially the following form shall appear on the face of each Security (unless otherwise permitted by the provisions of Section 313(b)):

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE INDENTURE DATED AS OF APRIL 30, 1999.

         THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"), AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS THEREUNDER. FOR INFORMATION ABOUT THE ISSUE PRICE OF THIS DEBT INSTRUMENT, THE AMOUNT OF OID, THE ISSUE DATE, AND THE YIELD TO MATURITY, CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 800 CONNECTICUT AVENUE, N.W., SUITE 1111, WASHINGTON, D.C. 20006.

         A legend in substantially the following form shall appear on the face of each Global Security:

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO BELOW AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

         A legend in substantially the following form shall also appear on the face of each Global Security for which the Depository Trust Company is to be the
Depositary:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED SECURITIES IN DEFINITIVE REGISTERED FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY

OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.



                       BUILDING ONE SERVICES CORPORATION

           7 1/2% Convertible Junior Subordinated Debentures Due 2012

No. ________                                                        $___________

         BUILDING ONE SERVICES CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________________, or registered assigns, upon presentment and surrender hereof, the principal sum of ________________ Dollars on _______, 2012, and to pay interest thereon from and including the date of the initial issuance of Securities under this Indenture or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on February 1, May 1, August 1 and November 1, in each year, commencing August 1, 1999 at the rate of 7 1/2% per annum (provided, that, if the Charter Amendment has not been Duly Adopted by the Charter Amendment Deadline, the interest rate applicable to the principal sum of the Securities shall be increased to 12 1/2% from and after the Charter Amendment Deadline until the date the Charter Amendment is Duly Adopted, whereupon it shall revert to 7 1/2% for the periods thereafter), until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the Close of Business on the Regular Record Date for such interest, which shall be the April 15, July 15, October 15 or January 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. On any Interest Payment Date occurring on or prior to the third anniversary of the Original Issuance Date, the Company shall pay interest on this Security through the issuance of additional Securities ("Additional Securities"), provided that the Company may, at its option, pay such interest in whole in cash. On any Interest Payment Date occurring after the third anniversary and on or prior to the fifth anniversary of the Original Issuance Date, the Company shall pay interest on this Security through the issuance of Additional Securities, provided that at the option of either the Requisite Holders or the Company, the Company shall pay such interest in whole in cash. Such Additional Securities shall be in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Security on such Interest Payment Date (less all cash payments, if any, made in respect of interest payable on such Interest Payment Date) and such Additional Securities shall be identical to the Securities otherwise issued. Such Additional Securities shall be issued only in denominations of $1,000 and multiples thereof, except as provided in Section 302. Any interest due and payable in Additional Securities which cannot be paid in Securities because such portion of the payment would require the issuance of a Security in a denomination other than a multiple of $1,000 shall be paid in cash, except as provided in Section
302. For purposes of the foregoing sentence, all Securities owned of record by a Holder shall be aggregated. Except as expressly provided herein, the term "Securities" shall include all

Additional Securities that may be issued pursuant to this paragraph. From and after the fifth anniversary of the Original Issuance Date, all interest on this Security shall be paid in cash. Payment of the principal of and premium, if any, and interest on this Security payable in cash will be made at the office or agency of the Company maintained for that purpose pursuant to Section 1002 of the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest in cash may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Upon a conversion of this Security or upon a repurchase of this Security upon a Change of Control, the Holder shall be paid additional interest equal to the Special Interest with respect thereto, as set forth in this Security and in this Indenture.

         Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date, as applicable, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Notice of a Special Record Date shall be given to Holders of Securities not less than ten days prior to such Special Record Date.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: _________________  BUILDING ONE SERVICES CORPORATION


Attest:                                             By _________________________
                                                                         {Title}
___________________
{Title}


SECTION 203.  Form of Reverse of Security.

         This Security is one of a duly authorized issue of Securities of the Company designated as its 71/2% Convertible Junior Subordinated Debentures Due 2012 (herein called the "Securities"), limited in aggregate principal amount to $100,000,000 plus the aggregate principal amount of all Additional Securities issued under the Indenture, dated as of April 30, 1999 (herein called the "Indenture"), between the Company and United States Trust Company of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), into a number of fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company calculated by dividing the Total Conversion Amount of this Security (or if less than the entire principal amount of the Security is being converted, the Total Conversion Amount of the portion being converted) by the Conversion Price in effect at the Close of Business on the Conversion Date.

         Conversion shall be effected by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency maintained for that purpose pursuant to Section 1002 of the Indenture, accompanied by written notice to the Company in the form provided in this Security (or such other notice as is acceptable to the Company) that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, except in case this Security or a portion hereof is called for redemption, then this Security or such portion hereof may be converted until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the Close of Business on the Business Day immediately preceding the Redemption Date.

         No fractional shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional share the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations, mergers or statutory exchanges of securities with another corporation to which the Company is a party or the sale or conveyance of the assets of the Company substantially as an entirety, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger, statutory exchange or transfer by a holder of the number of shares of Common Stock into which this Security was convertible immediately prior to such consolidation, merger, statutory exchange or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration received per share by a plurality of non-electing shares).

         The Securities are subject to redemption upon not less than 30 and not more than 60 days' notice by mail, at any time on or after the First Redemption Date, as a whole and not less than in whole, at the election of the Company, at 103% of the sum of (a) the principal amount thereof plus (b) accrued interest to the Redemption Date (the "Redemption Price"), provided that interest installments whose Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the Close of Business on the relevant Record Dates, all as provided in the Indenture.

         If all accrued interest on the Securities has not been paid, the Company may not purchase or acquire any Security otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Securities.

         In certain circumstances involving the occurrence of a Change in Control (as defined in the Indenture), the Holder hereof shall have the right to require the Company to repurchase this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof) at 100% of the principal amount hereof (or of such portion), together with accrued interest to the Repurchase Date plus, if applicable, Special Interest, all of which shall be paid in cash but interest installments whose Stated Maturity is on or prior to such Repurchase Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the Close of Business on the relevant Record Dates, all as provided in the Indenture.

         In the event of conversion or repurchase of this Security in part only, a new Security or Securities for the unconverted or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         Any Securities called for redemption, unless surrendered for conversion by the Close of Business on the Business Day immediately preceding the date fixed for redemption, are subject to being purchased from the Holder of such Securities at the redemption price by one or more investment banking firms or other purchasers who may agree with the Company to purchase such Securities and convert them into Common Stock.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided herein and in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, in each case, with an appropriate signature guarantee, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange except as provided in the Indenture. The Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, except as provided in this Security, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                           {FORM OF CONVERSION NOTICE}

TO BUILDING ONE SERVICES CORPORATION:

         The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or a multiple thereof) designated below, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for a fractional share and any Security representing any unconverted principal amount hereof, be issued and delivered to the registered owner hereof unless a different name has been provided below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated: _________________________

                              -------------------------
                              -------------------------
                              Signature(s)

         Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Exchange Act.

______________________________
Signature Guarantee


         Fill in for registration of shares of Common Stock if they are to be delivered, or Securities if they are to be issued, other than to and in the name of the registered owner:

______________________________
(Name)

______________________________
(Street Address)

______________________________
(City, State and Zip code)

(Please print name and address)

Register:                                                     _____ Common Stock
                                                              _____ Securities

(Check appropriate line(s)).
                            Principal amount to be converted (if less than all):
                                               $__________.000
                                               ______________________________
                                              Social Security or other Taxpayer
                                               Identification Number of owner

                 {Form of Option of Holder to Elect Purchase}



          If you want to elect to have this Security purchased by the Company pursuant to Section 1401 of the Indenture, check this box [_].

          If you want to elect to have only part of the Security purchased by the Company pursuant to Section 1401 of the Indenture, state the amount you elect to have purchased: $ _____

Date:____________    Your Signature ____________________________________________
                             (Sign exactly as your name appears on the Security)

                              Tax Identification No.: _______________________
______________________
Signature Guarantee



SECTION 204.  Form of Trustee's Certificate of Authentication.

         The Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Securities referred to in the within-mentioned Indenture.

                              _____________________, as Trustee

                              By ____________________________
                                  Authorized Signatory


                                  ARTICLE III

                                 THE SECURITIES

SECTION 301.  Title and Terms.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $100,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906, 1302 or 1405 and except for Additional Securities.

          The Securities shall be known and designated as the "7 1/2% Convertible Junior Subordinated Debentures Due 2012" of the Company. Their Stated Maturity shall be April 30, 2012 and they shall bear interest at the rate of 7 1/2% per annum (provided, that, if the Charter Amendment has not been Duly Adopted by the Charter Amendment Deadline, the interest rate applicable to the principal amount of the Securities shall be increased to 121/2% from and after the Charter Amendment Deadline until the date the Charter Amendment is Duly Adopted, whereupon it shall revert to 71/2% for the periods thereafter), from and including the Original Issuance Date or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly on February 1, May 1, August 1, and November 1, commencing August 1, 1999, until the principal thereof is paid or made available for payment. Each payment of interest shall include interest accrued to but excluding the Interest Payment Date on which payment is to be made. The Holders of the Securities shall also be entitled to receive Special Interest from time to time to the extent provided in the Securities.

          The principal of and premium, if any, and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that at the option of the Company payment of interest in cash may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          The Securities shall be redeemable as provided in Article XI.

          The Securities shall be subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on or relating to Senior Indebtedness as provided in Article XII.

          The Securities shall be convertible as provided in Article XIII.

          The Securities shall be subject to repurchase at the option of the Holder as provided in Article XIV.

SECTION 302.  Denominations.

          The Securities shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof;

provided that the Company may issue fractional Securities to the extent that it
--------
is prohibited under the Credit Facility from paying cash in lieu of issuing such fractional Securities.

SECTION 303.  Execution, Authentication, Delivery and Dating.

          The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal or a facsimile thereof reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall either at one time or from time to time pursuant to such instructions as may be described therein authenticate and deliver such Securities as in this Indenture provided and not otherwise.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of the Indenture.

SECTION 304.  Temporary Securities.

          Pending the preparation of definitive Securities, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Every such temporary Security shall be executed by the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of a like principal amount of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          For purposes of this Section 304 each Global Security shall be considered a definitive Security.

SECTION 305.  Registration, Registration of Transfer and Exchange.

         (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering

Securities and transfers of Securities as herein provided. At all reasonable times the Security Register shall be open for inspection by the Company.

          Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at the office or agency maintained for that purpose. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         (b) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing, and, in the case of a transfer, with an appropriate guarantee of signature.

          No service charge shall be made for any registration of transfer or exchange of Securities except as provided in Section 306. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1302 or 1405 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities pursuant to Section 1105 and ending at the Close of Business on the day of such mailing, (ii) to register the transfer of or exchange of any Security to be redeemed or (iii) to register the transfer or exchange of any Securities surrendered for conversion or repurchase upon the occurrence of a Change in Control.

          The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities;

                (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

                (2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered under the Exchange Act or (ii) the Company at any time in its sole discretion determines not to have Global Securities and shall so notify the Depositary and Trustee.

                (3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

                (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article III or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

                (5) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security will not be considered the owners or holders thereof. Neither the Company nor the Trustee will have any responsibility or obligation to the Depositary or any of its Agent Members with respect to
     (i) the accuracy of any records maintained by the Depositary (ii) the payment by the Depositary or any Agent Members of any amount due to any owner of beneficial interests in a Global Security in respect of any Securities, (iii) the delivery of any notice by the Depositary or any Agent Member, or (iv) any other action taken by the Depositary or any Agent Members.

         (c) Nothing contained in this Section 305 shall be deemed to impair the Holders' rights to convert the Securities.

SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities.

         If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.  Payment of Interest; Interest Rights Preserved.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the Close of Business on the Regular Record Date for such interest. At the option of the Company, cash interest on any Security may be paid by mailing checks to the addresses of the Holders thereof as such addresses appear in the Securities Register.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clauses (a) or (b) below:

         (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, which payment date shall be at least 30 calendar days after such notice is delivered by the Company to the Trustee (or such shorter period as is satisfactory to the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

         (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the Close of Business on such Regular Record Date; provided, however, that Securities so surrendered for conversion shall (except in the case of Securities or portions thereof (i) which have been called for redemption or
(ii) as to which there exists a default in the payment of interest thereon) be accompanied by, at the option of the Holder of this Security, either (i) payment in funds acceptable to the Company of an amount equal to the interest payable on such

Interest Payment Date on the principal amount being surrendered for conversion or (ii) the delivery of Securities to the Company for surrender having a principal amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion.

SECTION 308.  Persons Deemed Owners.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.  Cancellation.

          All Securities surrendered for payment, redemption, registration of transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 310.  Computation of Interest.

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311.  CUSIP Number.

          The Company in issuing the Securities may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 312.  Restrictions on Transfer.

          From and after the Original Issuance Date and their respective dates of issuance, as the case may be, neither the Securities, any Additional Securities nor any interest therein shall be transferable except upon the conditions specified in Sections 312 through 314, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer of any of the Securities, any Additional Securities or any interest therein. Each Holder will cause any proposed transferee of its Securities and any Additional Securities (or any interest therein) to agree that any transfer thereof shall be subject to the provisions and upon the conditions specified in Sections 312 through 314.

SECTION 313.  Restrictive Legends.

        (a) Each certificate of Securities shall (unless otherwise permitted by the provisions of Section 313(b) and Section 314) include a legend in substantially the following form:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE INDENTURE DATED AS OF APRIL 30, 1999.

        (b) Subject to Section 314, any holders of Securities registered pursuant to the Securities Act and qualified under applicable state securities laws may exchange such Securities on transfer for new Securities that shall not bear the legend set forth in paragraph (a) of this Section 313.

SECTION 314.  Notice of Proposed Transfers.

         Upon any proposed transfer of Securities, the Company and the Trustee shall register the transfer of such Securities if the Company and the Trustee shall have received (i) to the extent required to ensure compliance with the Securities Act, an opinion of counsel reasonable satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act, and
(ii) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act. Each certificate evidencing the Securities transferred as above provided shall bear the legend set forth in Section 313(a) except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that neither such legend nor the restrictions on transfer in Sections 312 through 314 are required in order to ensure compliance with the provisions of the Securities Act.

                                  ARTICLE IV

                           SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture.

          This Indenture shall upon Company Request cease to be of further effect (except as to rights of conversion or registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (a)  either

                (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                (ii) all such Securities not theretofore delivered to the Trustee for cancellation

                        (A)  have become due and payable, or

                        (B) will become due and payable at their Stated Maturity within one year, or

                        (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

                        (D) are delivered to the Trustee for conversion in accordance with Article XIII;

          and the Company, in the case of (A), (B), (C) or (D) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal and premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

         (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company, including but not limited to all amounts due to the Trustee under Section 607 hereof;

         (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of any such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (including the Credit Facility) to which the Company is a party or by which it is bound; and

        (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this

Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.  Application of Trust Money.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any, and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.

SECTION 403.  Reinstatement.

          If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article IV by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article IV until such time as the Trustee or Paying Agent is permitted to apply all money held in trust with respect to the Securities; provided, however, that if the Company makes any payment of principal of or any premium or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Securities to receive such payment from the money so held in trust.

                                   ARTICLE V

                                    REMEDIES

SECTION 501.  Events of Default.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XII or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of any interest upon any Security, when it becomes due and payable, whether or not such payment is prohibited by the provisions of Article XII, and continuance of such default for a period of 30 days; or

         (b) default in the payment of the principal of or premium, if any, on any Security at its Maturity, whether or not such payment is prohibited by the provisions of Article XII (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control on the date specified for such payment in the offer to repurchase); or

         (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 45 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (d) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Significant Subsidiary of the Company which failure continues for at least 20 days, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Significant Subsidiary of notice of any such acceleration), together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20 day period described above has passed), aggregates $10.0 million or more at any time;

         (e) a final judgment or final judgments for the payment of money against the Company or any Significant Subsidiary the entry by a court or courts of competent jurisdiction of which remain undischarged for a period (during which execution shall not be effectively stayed, the posting of any required bond not being deemed an execution for purposes hereof) of 60 days, provided that the aggregate amount of all such judgments exceeds $10.0 million (net of amounts to which the Company or such Significant Subsidiary is entitled pursuant to insurance policies which can reasonably be expected to be paid in the ordinary course); or

         (f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

         (g) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

          Upon receipt by the Trustee of any Notice of Default pursuant to this
Section 501, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in such Notice of Default, which record date shall be the Close of Business on the day the Trustee receives such Notice of Default. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date: provided, that unless such Notice of Default shall have become effective by virtue of the Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such Notice of Default shall automatically and without any action by any Person be canceled and of no further force or effect.

SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in Section 501(f) or (g) with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), specifying the respective Event of Default and stating that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Facility or 5 Business Days after receipt by the Company and the Representative under the Credit Facility of such Acceleration Notice unless all Events of Default specified in the respective Acceleration Notice have been cured within said five Business Day period. In the case of an Event of Default specified in Section 501(f) or (g) with respect to the Company, all unpaid principal of and accrued interest on the Securities then outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of Securities.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

         (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on all Securities, (ii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                and

         (b) all Events of Default, other than the nonpayment of the principal of Securities which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

          No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.

          Upon receipt by the Trustee of any declaration of acceleration, or any rescission and annulment of any such declaration, pursuant to this Section 502, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in such declaration, or rescission and annulment, as the case may be, which record date shall be the Close of Business on the day the Trustee receives such declaration, or rescission and annulment, as the case may be. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such declaration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided, that unless such declaration, or rescission and annulment, as the case may be, shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such declaration, or rescission and annulment, as the case may be, shall automatically and without any action by any Person be canceled and of no further force or effect.

SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if

         (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

         (b) default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof,

the Company will, subject to Article XII of the Indenture, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If an Event of Default specified in Section 503(a) or (b) occurs and is continuing with respect to the Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the collection of such sums due and unpaid.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.  Trustee May File Proofs of Claim.

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, including filing proofs of claim in federal bankruptcy proceedings, to take any and all actions authorized under the Trust Indenture Act in order to have the claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other securities or property payable or deliverable upon the conversion or exchange of the Securities or upon any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the Creditors' Committee.

SECTION 505.  Trustee May Enforce Claims Without Possession of Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.  Application of Money Collected.

          Subject to Article XII, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To payment of all amounts due the Trustee under Section 607;

          SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, and interest, respectively; and

          THIRD: The balance, if any, to the Company.

SECTION 507.  Limitation on Suits.

          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default; (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium and
               Interest and to Convert.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section
307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of a repurchase pursuant to Article XIV, on the Repurchase Date) and to convert such Security in accordance with Article XIII and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.  Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.  Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.  Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.  Control by Holders.

          The Requisite Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that

         (a) such direction shall not be in conflict with any rule of law or with this Indenture; and

         (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

         (c) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the action so directed would involve the Trustee in personal liability or would be unduly prejudicial to Holders not joining in such direction.

          Upon receipt by the Trustee of any such direction, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities entitled to join in such direction, which record date shall be the Close of Business on the day the Trustee receives such direction. The Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided, that unless such direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be canceled and of no further force or effect.

SECTION 513.  Waiver of Past Defaults.

         The Requisite Holders may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

         (a) in the payment of the principal of or premium, if any, or interest on any Security, or, without the consent of the Holder of the Security affected, in the repurchase of any Security or part thereof in accordance with Article XIV, or

         (b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court in its discretion may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs against any such party litigant, including reasonable attorneys' fees, in the manner and to the extent provided in the Trust Indenture Act if the Trustee receives actual notice of any such default; provided, that this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Security in accordance with Article XIII.

SECTION 515.  Waiver of Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VI

                                  THE TRUSTEE

SECTION 601.  Certain Duties and Responsibilities.

          The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.


SECTION 602.  Notice of Defaults.

          The Trustee shall give the Holders notice of any default hereunder in the manner and to the extent provided by the Trust Indenture Act if the Trustee receives actual notice of any such default; provided, however, that in the case of any default of the character specified in Section 501(c), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. Notwithstanding the foregoing, the Trustee shall be entitled to withhold notice of any default hereunder to the extent permitted by Section 315(b) of the Trust Indenture Act.

SECTION 603.  Certain Rights of Trustee.

          Subject to the provisions of Section 601:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (d) the Trustee may consult with counsel satisfactory to it and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

         (h) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 604.  Not Responsible for Recitals or Issuance of Securities.

          The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee and any Authenticating Agent assume no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee and any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.


SECTION 605.  May Hold Securities.

          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the

Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.  Money Held in Trust.

          Money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee or any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.  Compensation and Reimbursement.

         The Company agrees:

         (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder as may be mutually agreed upon in writing by the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel) except to the extent any such expense, disbursement or advance may be attributable to its negligence or bad faith; and

         (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of enforcing this Indenture against the Company (including this Section 607) and of defending itself against any claim (whether asserted by Holder or by the Company) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         (d) As security for the performance of the obligations of the Company under this Section 607, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities.

SECTION 608.  Disqualification; Conflicting Interests.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609.  Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, or any State or Territory or the District of Columbia that (a) is eligible pursuant to the Trust Indenture Act to act as such, (b) has (or, in the case of a corporation included in a bank holding company system, whose related bank holding company has) a combined capital and surplus of at least $50,000,000 and (c) has an office in the Borough of Manhattan, The City of New York as required by Section 1002. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal or state supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor upon the Securities or Affiliate of such obligor shall serve as Trustee upon the Securities. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.  Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Trustee and to the Company.

         (d)  If at any time:

                (i) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for the last six months, or

                (ii) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and such successor Trustee shall comply with the applicable requirements of Section
611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611 become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.  Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.  Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.  Preferential Collection of Claims Against Company.

          The Trustee shall comply with Section 311 of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to
Section 311 of the Trust Indenture Act to the extent indicated therein.

SECTION 614.  Appointment of Authenticating Agent.

          The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an

Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment under this Section shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible to act as such under the provisions of this Section.

          Any Authenticating Agent by the acceptance of its appointment shall be deemed to have represented to the Trustee that it is eligible for appointment as Authenticating Agent under this Section and to have agreed with the Trustee that: it will perform and carry out the duties of an Authenticating Agent as herein set forth, including among other things the duties to authenticate Securities when presented to it in connection with the original issuance and with exchanges, registrations of transfer or redemptions or conversions thereof or pursuant to Section 306; it will keep and maintain, and furnish to the Trustee from time to time as requested by the Trustee, appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; and it will notify the Trustee promptly if it shall cease to be eligible to act as Authenticating Agent in accordance with the provisions of this Section. Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee to indemnify the Trustee against any loss, liability or expense incurred by the Trustee and to defend any claim asserted against the Trustee by reason of any acts or failures to act of such Authenticating Agent, but such Authenticating Agent shall have no liability for any action taken by it in accordance with the specific written direction of the Trustee.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

          If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities described in the within-mentioned Indenture.


                              As Trustee

                              By_____________________________________
                                 As Authenticating Agent


                              By_____________________________________
                                Authorized Officer

                                  ARTICLE VII

                HOLDERS' LIST AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders and the Representative under the Credit Facility .

         The Company will furnish or cause to be furnished to the Trustee:

         (a) quarterly not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company, or any of its Paying Agents, other than the Trustee, as to the names and addresses of the Holders as of such Regular Record Date, and

         (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished. Notwithstanding the foregoing, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished.

         (c) the name(s) and address(es) of the Representative(s) under the Credit Facility who may be entitled to receive an Acceleration Notice pursuant to Section 502.

SECTION 702.  Preservation of Information; Communication to Holders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

         (c) The Company, the Trustee and any other Person shall have the protection of Section 312(c) of the Trust Indenture Act.

SECTION 703.  Reports by Trustee.

        (a) On or prior to July 15 of each year commencing July 15, 1999, the Trustee shall transmit to Holders such reports dated as of May 15 concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 704.    Reports by Company  .

          The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as amended, shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

SECTION 705.  Certain Notices.

         (a) The Company shall notify the Trustee promptly after the Charter Amendment becomes effective.

         (b) The Company shall promptly notify the Trustee and, if the Apollo Stockholders constitute the Requisite Holders, the Apollo Stockholders that hold Securities of any officers' certificate or any representation or warranty given pursuant to clause (vi) of the definition of Senior Indebtedness. Such notification shall include a copy of such certificate or representation or warranty. The Trustee and such Apollo Stockholders shall be entitled to rely on such certificate or representation or warranty as if it was addressed to the Trustee and such Apollo Stockholders.

                                 ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.

          The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company, unless:

         (a) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with
Section 1311;

         (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

         (c) such consolidation, merger, conveyance, transfer or lease does not adversely affect the validity or enforceability of the Securities; and

         (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.  Successor Substituted.

          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with
Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE IX

                            SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent of Holders.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (a) to evidence the succession of another Person to the Company, or successive successions, and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

         (b) to add to the covenants of the Company for the benefit of the Holders or an additional Event of Default, or to surrender any right or power herein conferred upon the Company; or

         (c)  to secure the Securities; or

         (d) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 1311; or

         (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

         (f) to cause the Indenture and the Securities to comply with applicable law, including the Securities Act and Trust Indenture Act; or

         (g) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided, that such action pursuant to this clause (g) shall not adversely affect the interests of the Holders in any material respect.

SECTION 902.  Supplemental Indentures with Consent of Holders.

         With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security,

         (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or make the principal thereof or any premium or interest thereon payable in any coin or currency other than that provided for in the form of Security hereinabove set forth or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, or impair the right to convert the Securities into Common Stock or to require the Company to repurchase the Securities upon the occurrence of a Change in Control, subject to the terms set forth herein, or

         (b) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

         (c)  modify any of the provisions of this Section, Section 513 or
Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this Clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1006, or the deletion of this proviso, in accordance with the requirements of Section 901(e).

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.  Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 901(f)) be obligated to, enter into any such supplemental indenture which adversely affects in a material way the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.  Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.  Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act, as then in effect.

SECTION 906.  Reference in Securities to Supplemental Indentures.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 907.  Notice of Supplemental Indenture.

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 902, the Company shall transmit to the Holders a notice setting forth the substance of such supplemental indenture.

SECTION 908.  Effect on Senior Indebtedness.

          Notwithstanding the foregoing, no amendment or modification may be made to Article XII hereof (or the defined terms used therein) without the consent of each holder of Senior Indebtedness adversely affected thereby.

                                   ARTICLE X

                                   COVENANTS

SECTION 1001.  Payment of Principal, Premium and Interest.

          The Company will duly and punctually pay the principal of and premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002.  Maintenance of Office or Agency.

          The Company will maintain in New York, New York an office or agency (which may be the Corporate Trust Office or other office of the Trustee) where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, where Securities may be surrendered for exchange, conversion or repurchase in accordance with the terms of this Indenture and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.  Money for Security Payments to Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent, on or before each due date of the principal of and premium, if any, or interest on any of the Securities, the Company will segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, on or prior to each due date of the principal of and premium, if any, or interest on any Securities, the Company will deposit with a Paying Agent a sum sufficient to pay the principal and any premium and interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and hold all sums held by it for the payment of principal of or any premium or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; and (b) at any time during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.  Statement by Officers as to Default.

          The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (which as of the date hereof is December 31) ending after the date hereof, an Officers' Certificate stating whether or not to the best knowledge of the signers thereof the Company is in compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1005.  Existence.

          Subject to Article XIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1006.  Waiver of Certain Covenants.

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 1005, 1007 and 1009 if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 1007.  Limitation on Incurrence of Indebtedness.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness; except that
(x) the Company and any of its Subsidiaries may incur any Indebtedness if, at the time such Indebtedness is incurred and after giving effect to the incurrence thereof, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Consolidated Leverage Ratio of the Company is less than
4.0 to 1.0, (y) the Company and its Subsidiaries may incur Indebtedness under the Credit Facility that would not be permitted under clause (x) above at the time of such incurrence; provided, that, at the time of such incurrence and after giving effect to the incurrence of such Indebtedness, the aggregate outstanding amount of all Indebtedness incurred pursuant to this clause (y) shall not exceed $50,000,000 and (z) the Company and its Subsidiaries may incur Indebtedness evidenced by Interest Swap Obligations if such Interest Swap Obligations are incurred into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on their outstanding Indebtedness to the extent the notional principal amount of such Interest Swap Obligations does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate.

SECTION 1008.  Compliance With Investors' Rights Agreement.

          The Company shall comply with the covenants applicable to it under the Investors' Rights Agreement.

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

SECTION 1009.  Limitation on Restricted Payments.

          The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, declare or pay any dividend or make any distribution on or in respect of its Capital Stock to holders of such Capital Stock other than to the Company or to a Wholly-Owned Subsidiary of the Company. The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, (a) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, or (b) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Securities (each of the foregoing actions set forth in clauses (a) and (b) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness in compliance with Section 1007 or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Original Issuance Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Original Issuance Date and to the end of the Company's most recently ended fiscal quarter for which financial statements are publicly available at the time of such Restricted Payment (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Original Issuance Date and on or prior to the Reference Date of Common Stock of the Company.


                                  ARTICLE XI

                            REDEMPTION OF SECURITIES

SECTION 1101.  Right of Redemption.

          The Securities may be redeemed at the election of the Company, in whole but not in part, at any time on or after the First Redemption Date at the Redemption Price specified in the form of Security hereinbefore set forth; provided, however, that if all accrued interest (including, without limitation, Additional Interest and Special Interest) on the Securities has not been paid, the Company may not redeem any Security other than pursuant to a purchase or exchange offer to all Holders of the Securities.

SECTION 1102.  Applicability of Article.

          Redemption of Securities at the election of the Company as permitted by any provision of this Indenture shall be made in accordance with such provision and this Article.

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

SECTION 1103.  Election to Redeem; Notice to Trustee.

          The election of the Company to redeem the Securities pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 1104.  [Reserved.]


SECTION 1105.  Notice of Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

          All notices of redemption shall state:

         (a)  the Redemption Date,

         (b)  the Redemption Price,

         (c)  the CUSIP number (if any),

         (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

         (e) the Conversion Price, the date on which the right to convert the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion, and

         (f) the place or places where such Securities are to be surrendered for payment of the Redemption Price. Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1106.  Deposit of Redemption Price.

          At or prior to 10:00 am on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay on such date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the Redemption Date.

          If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 307) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 1107.  Securities Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid for by the Company at the Redemption Price, on the later of the Redemption Date or the date such Security is surrendered; provided, however, that installments of interest whose Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the Close of Business on the relevant Record Dates according to their terms and the provisions of Section 307.

          If any Security called for redemption shall not be so paid for upon surrender thereof for redemption as provided herein, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by the Security. The Company shall be deemed to have made payment as provided herein if checks are mailed to the appropriate Persons not later than the Business Day next subsequent to the Redemption Date.

SECTION 1108.  [Reserved.]

SECTION 1109.  Conversion Arrangements on Call for Redemption.

          In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities surrendered for redemption by an agreement with one or more investment banking firms or other purchasers to purchase such Securities by paying to the Holders thereof, or to the Trustee or Paying Agent in trust for such Holders, at or before 10:00 a.m. on the Redemption Date, an amount not less than the Redemption Price, together with interest accrued to the Redemption Date, payable by the Company on redemption of such Securities. Notwithstanding anything to the contrary contained in this Article XI, the obligation of the Company to pay the Redemption Price of such Securities, together with interest accrued to the Redemption Date, shall be satisfied and discharged to the extent such amount is so paid by such purchasers. Pursuant to such an agreement, any Securities tendered by the Holder thereof for redemption or not duly surrendered for conversion by such Holder shall be deemed acquired by such purchasers from such Holders and simultaneously surrendered by such purchasers for conversion, all as of immediately prior to the Close of Business on the Redemption Date, subject to payment of the above amount as aforesaid.

                                  ARTICLE XII

                          SUBORDINATION OF SECURITIES

SECTION 1201.  Securities Subordinated to Senior Indebtedness.

         The Company covenants and agrees, and the Trustee and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, and each Person holding a Security, whether upon original issuance or transfer, assignment or exchange thereof, accepts and agrees that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Securities and the payment of all Obligations on each and all of the Securities, and the amount, if any, of the Repurchase Price payable in respect of Securities pursuant to Article XIV, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of the Senior Indebtedness of all Obligations on all Senior Indebtedness, that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained in this Article XII.

SECTION 1202.  Payment Over of Proceeds Upon Dissolution, Etc.

         (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payments duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Securities, or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interest may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

         (b) To the extent any payment on Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right to setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

         (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by Section 1202(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

         (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in
Article VIII hereof and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or, reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article VIII hereof.

         (e) For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include Permitted Junior Securities of the Company issued in accordance with the requirements of the definition thereof.

SECTION 1203.  No Payment When Senior Indebtedness in Default.

         (a) In the event (i) that during the continuation of any default in the payment of principal of, premium, if any, interest on, unpaid drawings for letter of credit in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, whether at the date of a required payment, maturity, upon mandatory prepayment, redemption, by declaration or otherwise, or (ii) that any other default with respect to any Designated Senior Indebtedness that permits the holder or holders of such Designated Senior Indebtedness to accelerate its maturity shall have occurred and be continuing, then no payment of any kind or character (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) except payments of interest then due and owing on the Securities through (x) the issuance of additional Securities in an aggregate principal amount equal to the interest then due and owing, Qualified Preferred Stock (as defined in the Credit Facility as in effect on the date hereof) with a liquidation preference equal to the interest then due and owing or Common Stock and/or (y) options, warrants or other rights to acquire any such Qualified Preferred Stock and/or Common Stock, shall be made by, or on behalf of, the Company or any other Person on its or their behalf with respect to or on account of the Obligations on the Securities or on account of the purchase, redemption or other acquisition of Securities (A) in the case of any default described in subclause (i) above, unless and until such default shall have been cured or waived or shall have ceased to exist and (B) in the case of any default specified in clause (ii) above, during the period ("Payment Blockage Period") commencing on the date the Company or the Trustee receives written notice of such default (a "Senior Default Notice") from the Representative of the Designated Senior Indebtedness to which such default relates and ending on the earliest of (X) 180 days after such date, (Y) the date, if any, on which all defaults of the type described in clause (ii) above with respect to then outstanding Designated Senior Indebtedness shall have been cured or waived or shall have ceased to exist and (Z) the date, if any, on which the Trustee shall have received a notice from the Representative for such Designated Senior Indebtedness rescinding the Senior Default Notice. Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 180 days from the date the payment on the Securities was due and only one such Payment Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

         (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 1203(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, thc holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Indebtedness, if any, received from the holders of Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Indebtedness.

         The provisions of this Section shall not apply to any payment with respect to which Section 1202 would be applicable.

SECTION 1204.  Subrogation to Rights of Holders of Senior Indebtedness.

         Subject to the payment in full of all amounts due on or in respect of Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 1205.  Provisions Solely to Define Relative Rights.

         The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 1206.  Trustee to Effectuate Subordination.

         Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Securities and accrued interest in the form required in those proceedings.

         If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 1207.  No Waiver of Subordination Provisions.

         No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 1208.  Notice to Trustee.

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities; provided, that, any failure or failures to provide such notices shall have no effect on the provisions of Article XII. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from a Representative therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601 and in the absence of actual knowledge to the contrary, shall be entitled in all respects to assume that no such facts exist.

         Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or Representative therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or Representative therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1209.  Reliance on Judicial Order or Certificate of Liquidating Agent.

         Upon any payment or distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

SECTION 1210.  Trustee Not Fiduciary for Holders of Senior Indebtedness.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith and in the absence of gross negligence mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise; provided, that, any such payments to Holders shall be and remain subject to the applicable provisions of this Article XII.

SECTION 1211. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

SECTION 1212.  Reserved.

SECTION 1213.  Rights with respect to Conversion and Certain Payments.

         Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent (x) conversion of Securities into Common Stock of the Company pursuant to Article XII or (y) payment as described in
Section 1202 in the form of Permitted Junior Securities issued in accordance with the definition thereof.

SECTION 1214.  Payments May Be Paid Prior to Dissolution  .

         Nothing contained in this Article XII or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 1202 and 1203, from making payments at any time for the purpose of making payments on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Sections 1202 or 1203, the application by the Trustee of any moneys deposited with it for the purpose of making such payments to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable an officer of the Trustee shall have actually received the Senior Default Notice as provided for in Section 1203 or the written notice provided for in Section 1208 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of Section 1202 and Section 1203(a)). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company; provided, that, any such failure to provide such notice shall have no effect on the provisions of this Article XII.

                                 ARTICLE XIII

                            CONVERSION OF SECURITIES

SECTION 1301.  Conversion Privilege and Conversion Price.

         Subject to and upon compliance with the provisions of this Article XIII, the Holders shall be entitled, at their option, at any time to convert any Security (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof), into a number of fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company calculated by dividing the Total Conversion Amount of such Security (or if less than the entire principal amount of such Security is being converted, the Total Conversion Amount of the portion being converted) by the Conversion Price in effect at the Close of Business on the Conversion Date. In case a Security is called for redemption, such conversion right in respect of the Security called shall expire at the Close of Business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.

         The Conversion Price shall be adjusted in certain instances as provided in Sections 203 and 1304.

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

SECTION 1302.  Exercise of Conversion Privilege.

          In order to exercise the conversion privilege, the Holder of any Security shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained pursuant to
Section 1002, accompanied by written notice to the Company in the form provided in the Security (or such other notice as is acceptable to the Company) at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

          Securities shall be deemed to have been converted immediately prior to the Close of Business on the day (the "Conversion Date") of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver at any office or agency of the Company maintained pursuant to Section 1002 a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1303. The shares of Common Stock issued upon conversion shall be subject to the restrictions on transfer set forth in the Investors' Rights Agreement and the certificates for the shares of Common Stock shall bear the transfer restriction legend required by the Investors' Rights Agreement. If the shares of Common Stock to be issued upon conversion of a Security are to be registered in a name other than that of the Holder of such Security, then the Person in whose name such shares of Common Stock are to be registered must deliver the opinion of counsel and certificate required by Section 314 hereof. Neither the Trustee nor any conversion agent or the Registrar shall be required to register in a name other than that of the Holder of the Security being converted, the shares of Common Stock issued upon conversion of any such Security not so accompanied by such opinion and certificate.

          In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

SECTION 1303.  Fractions of Shares.

          No fractional share of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate Total Conversion Amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the product of such fraction multiplied by the Fair Market Value of one share of Common Stock on the Conversion Date.

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

SECTION 1304.  Adjustment of Conversion Price.

         The Conversion Price shall be subject to adjustment from time to time as follows:

         (a) If the Company shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, other than Excluded Stock, without consideration or for a consideration per share less than either (x) the Conversion Price or (y) the Fair Market Value of the Common Stock, in effect immediately prior to the issuance of such Common Stock or securities, then such Conversion Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the price obtained by multiplying:

                (1) the Conversion Price at which Securities were theretofore convertible by

                (2) a fraction of which (x) the denominator shall be the number of shares of Common Stock outstanding on a fully-diluted basis immediately after such issuance and (y) the numerator shall be the sum of (i) the number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to the date of such issuance and (ii) the number of additional shares of Common Stock which the aggregate consideration of the number of shares of Common Stock so offered would purchase at the greater of the Conversion Price or the Fair Market Value per share of Common Stock.

          For purposes of this Section 1304, "fully diluted basis" shall be determined in accordance with the treasury method of GAAP.

         (b) If the Company shall, at any time or from time to time after the Original Issuance Date, directly or indirectly, redeem, purchase or otherwise acquire any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, for a consideration per share greater than the Fair Market Value (plus, in the case of such options, rights, or securities, the additional consideration required to be paid to the Company upon exercise, conversion or exchange) for shares of Common Stock in effect immediately prior to such event, then the Conversion Price, as in effect immediately prior to each such event, shall forthwith be lowered to a price equal to the price obtained by multiplying:

                (1) the Conversion Price at which Securities were theretofore convertible by

                (2) a fraction of which (x) the denominator shall be the Fair Market Value per share of Common Stock immediately prior to such event and
     (y) the numerator shall be the result of dividing:

                        i) (1) the product of (A) the number of shares of Common Stock outstanding on a fully-diluted basis and (B) the Fair Market Value per share of Common Stock, in each case immediately prior to such event, minus (2) the aggregate consideration paid by the Company in such event (plus, in the case of such options, rights, or convertible or exchangeable securities, the aggregate additional consideration to be paid by the Company upon exercise, conversion or exchange), by

                        ii) the number of shares of Common Stock outstanding on a fully-diluted basis immediately after such redemption.

         (c) For the purposes of any adjustment of a Conversion Price pursuant to Sections 1304(a) or 1304(b) above, the following provisions shall be applicable:

                (1) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

                (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof as determined in accordance with the Appraisal Procedure.

                (3) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, except for options to acquire Excluded Stock:

                        i) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 1304(c)(1) and 1304(c)(2) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                        ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange of any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 1304(c)(1) and 1304(c)(2) above); and

                        iii) on any change in the number of shares or exercise
                             price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change.

                        iv) No further adjustment of the Conversion Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

                (4) All calculations under Section 1304(a) or (b) will be made to the nearest one-hundredth of a cent or to the nearest whole share, as the case may be. No adjustment to the Conversion Price in connection with an Asset Acquisition will be required unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Conversion Price; provided, however, that any adjustments which by reason of this clause (4) are not required to be made will be carried forward and taken into account in a subsequent adjustment, if any.

         (d) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of Securities shall be increased in proportion to such increase in outstanding shares.

         (e) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each Security shall be decreased in proportion to such decrease in outstanding shares.

         (f) In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company, each Security shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Company or of the Company resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such Security would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers.

         (g) In any case in which the provisions of this Section 1304 shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event (1) issuing to the Holder of any Security converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issuing to such Holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (2) paying to such Holder any amount in cash in lieu of a fractional share of capital stock pursuant to
Section 1303 above; provided, however, that the Company shall deliver to such Holder an appropriate instrument or due bills evidencing such holder's right to receive such additional shares and such cash.

         (h) If the Company shall propose to take any action of the types described in clauses d, e, or f of this Section 1304, the Company shall give notice to each Holder, in the manner set forth in Section 1305, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion

Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of Securities. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         (i)  Without duplication of any other adjustment provided for in this
Section 1304 at any time the Company makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, provision shall be made so that each Holder shall have the option to (i) receive as part of such dividend or distribution the number of securities of the Company which such Holder would have received had its Securities been converted into shares of Common Stock immediately prior to the date of such event or (ii) receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Company which such Holder would have received had its Securities been converted at the Total Conversion Amount into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this Section 1304 with respect to the rights of such Holder.

         (j) If the Company has issued or issues any securities prior to, on or after the Original Issuance Date containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this Section 1304, such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Indenture and, to the extent inconsistent with any provision of this Indenture, shall be deemed to be substituted therefor.

        (k) In any case in which the provisions of this Section 1304 shall necessitate that the Appraisal Procedure be utilized for purposes of determining an adjustment to the Conversion Price, the Company may defer until the completion of the Appraisal Procedure and the determination of the adjustment
(1) issuing to the Holder of any Security converted after the date of the event that requires the adjustment and before completion of the Appraisal Procedure and the determination of the adjustment, the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issuing to such Holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (2) paying to such Holder any amount in cash in lieu of a fractional share of capital stock pursuant to
Section 1303 above; provided, however, that the Company shall deliver to such Holder an appropriate instrument or due bills evidencing such Holder's right to receive such additional shares and such cash.

         (l) The Conversion Price shall be permanently reduced by $1.00 on the date (the "Conversion Price Reduction Date") 90 days after the Charter Amendment Deadline if the Charter Amendment has not been Duly Adopted by the Conversion Price Reduction Date and shall be further permanently reduced by successive decrements of $1.00 at the end of every three month period thereafter (a "Three Month Period"), unless the Charter Amendment shall have been Duly Adopted during such Three Month Period; provided, that, the maximum reduction in the Conversion Price pursuant to this sentence shall be limited to $4.00. In the event the Conversion Price is increased pursuant to Section 1304(e), the $1.00 per share Conversion Price adjustment and $4.00 per share maximum adjustment referred to in the prior sentence shall each be increased by the same percentage as the Conversion Price.

SECTION 1305.  Notice of Adjustments of Conversion Price.

         Whenever the Conversion Price is adjusted as herein provided:

        (a) the Company shall compute the adjusted Conversion Price in accordance with this Indenture and shall prepare a certificate signed by the Treasurer or Chief Financial Officer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed (with a copy to the Trustee) at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002; and

         (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be furnished by the Company to the Trustee and mailed by the Company at its expense to all Holders at their last addresses as they shall appear in the Security Register. Where appropriate such notice may be given in advance and may be included as part of any notice required to be mailed under Section 1304(h).

SECTION 1306.  Notice of Certain Corporate Action.

         In case:

         (a) the Company shall take an action or an event shall occur, that would require a Conversion Price adjustment pursuant to this Indenture; or

         (b) the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class except Excluded Stock; or

         (c) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained pursuant to Section 1002, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a), (b) or (e) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 1306.

SECTION 1307.  Company to Reserve Common Stock.

          The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Securities.

          Before taking any action that would cause an adjustment reducing the conversion price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Securities, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted conversion price.

SECTION 1308.  Taxes on Conversions.

          The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

SECTION 1309.  Covenant as to Common Stock.

          The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be validly issued, fully paid and nonassessable.

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

          The Company further covenants that for so long as the Common Stock shall be listed on the NASDAQ Stock Market or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the Securities.

SECTION 1310.  Cancellation of Converted Securities  .

          All Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.

SECTION 1311.  Provisions as to Consolidation, Merger or Sale of Assets.

          Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the continuing corporation and in which the Company's Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash or the securities or other property of another corporation), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), the corporation formed by such consolidation or the corporation whose securities, cash or other property will immediately after the merger or consolidation be owned, by virtue of the merger or consolidation by the holders of Common Stock of the Company immediately prior to the merger, or the corporation that shall have acquired such assets or securities of the Company, as the case may be, shall promptly execute and deliver to the Trustee a supplemental indenture providing that the holder of each Security then outstanding shall have the right thereafter to convert such Security into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such consolidation, merger, statutory exchange, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (a "non-electing share"), then for the purposes of this
Section 1311, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for appropriate adjustment with respect to the rights of the holders of the Securities, to the end that the provisions set forth in this Article XIII shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Securities. Any such adjustment shall be evidenced by a certificate delivered to the Trustee and any paying agent.

          The above provisions of this Section 1311 shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

          The Company shall give notice of the execution of such a supplemental indenture to the holders of Securities in the manner provided in Section 907 within 30 days after the execution thereof; provided, however, that such notice need not be given if such information has been provided prospectively in the notice given pursuant to Section 1306. Failure to give such notice, or any defects therein, shall not affect the legality or validity of any such supplemental indenture.

SECTION 1312.  Disclaimer of Responsibility for Certain Matters.

          Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any holder of Securities to determine whether any facts exist that may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the listing referred to in
Section 1309 or the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, cash or other property that may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or to make any cash payment upon the surrender of any Security for the purpose of conversion or, subject to the provisions of Section 601, to comply with any of the covenants contained in this Article XIII.

                                  ARTICLE XIV

                          RIGHT TO REQUIRE REPURCHASE

SECTION 1401.  Right to Require Repurchase.

          In the event that there shall occur a Change in Control, then each Holder shall have the right, at such Holder's option, to require the Company to purchase, and upon the exercise of such right, the Company shall, subject to the provisions of this Article XIV and Article XII purchase all (or any portion with a principal amount equal to $1,000 or an integral multiple thereof) of such Holder's Securities on the date occurring no earlier than 30 days nor later than 45 days from the date of the mailing of the notice referred to below (which in any event shall be a date subsequent to any payment dates for the purchase or other repayment of Senior Indebtedness having similar change of control provisions) (the "Repurchase Date") at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including, but not limited to, Special Interest) to the Repurchase Date.

SECTION 1402.  Notice; Method of Exercising Repurchase Right.

        (a) Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to
(i) repay in full and terminate all commitments under Indebtedness under the Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facility and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Facility and all other Senior Indebtedness to permit the repurchase of the Securities as provided in this Article XIV. The Company shall first comply with the covenant in the first sentence of this paragraph before it shall be required to repurchase Securities pursuant to the provisions in this Article XIV. The Company's failure to comply with the covenant described in the first sentence of this paragraph (and any failure to send the notice referred to in clause (b) below because such notice is prohibited by the first sentence of this paragraph) shall constitute an Event of Default described in clause (c) and not in clause
(b) of Section 501.

         (b) On or before the 30th day after the occurrence of a Change in Control, the Company, or at the request of the Company, the Trustee (in the name and at the expense of the Company), shall give notice of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof by first-class mail, postage prepaid, to each Holder of the Securities at such Holder's address appearing in the Security Register. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

          Each notice of a repurchase right shall state:

                (i) the event constituting the Change in Control and the date thereof,

                (ii)  the Repurchase Date,

                (iii) the date by which the repurchase right must be exercised,

                (iv)  the Repurchase Price, and

                (v) the instructions a Holder must follow to exercise a repurchase right.

          No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. The Trustee shall have no affirmative obligation to determine if there shall have occurred a Change in Control.

         (c) To exercise a repurchase right, a Holder shall deliver to the Company (or an agent designated by the Company for such purpose in the notice referred to in (a) above) and to the Trustee on or before the Close of Business on the Repurchase Date (i) written notice, substantially in the form set forth on the reverse of the Securities, of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Security or Securities (or portion of a Security which is $1,000 or an integral multiple thereof) to be repurchased, and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Security or Securities with respect to which the repurchase right is being

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

exercised, duly endorsed for transfer to the Company. Such written notice may be withdrawn at any time on or before the Close of Business on the Repurchase Date. If the Repurchase Date falls between any Regular Record Date and the next succeeding Interest Payment Date, Securities to be repurchased must be accompanied by payment from the Holder of an amount equal to the interest thereon which the registered Holder thereof is to receive on such Interest Payment Date.

         (d) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall on or promptly following the Repurchase Date, but subject to the provisions of this Article XIV and Article XII, pay or cause to be paid in cash to the Holder thereof the Repurchase Price of the Security or Securities as to which the repurchase right had been exercised.

SECTION 1403.  Deposit of Repurchase Price.

          On or prior to the Close of Business on the Repurchase Date the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Repurchase Price of the Securities which are to be repaid on or promptly following the Repurchase Date.

SECTION 1404.  Securities Not Repurchased on Repurchase Date.

          Interest on any Security surrendered for repurchase shall cease to accrue from and after the Repurchase Date unless the Company shall default in the payment of any such Security at the purchase price, together with interest accrued thereon to the Repurchase Date.

SECTION 1405.  Securities Repurchased in Part.

          Any Security which is to be repurchased only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the repurchased portion of the principal of the Security so surrendered.

                                  ARTICLE XV

                                 VOTING RIGHTS

SECTION 1501.  General.

          Except as other provided by applicable law, the Holders of the Securities (i) shall be entitled to vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock, (ii) voting separately as one class, shall have the exclusive and special right at all times to elect three (3) of the directors to the Board of

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

Directors of the Company (or if the Board of Directors of the Company shall consist of more than 10 persons, no less than 30% of the total number of directors of the Board of Directors), (iii) shall have such other voting rights as are specified in the Amended and Restated Certificate of Incorporation of the Company or as otherwise provided by Delaware law and (iv) shall be entitled to notice of any stockholders' meeting in accordance with the Amended and Restated Certificate of Incorporation and By-Laws of the Company. With respect to any such vote, each Security shall entitle the Holder thereof to cast that number of whole votes (and fractions thereof) per $1,000 principal amount of Security as is equal to the number of votes that such Holder would be entitled to cast had such Holder converted its Securities into shares of Common Stock as of the record date for determining the stockholders of the Corporation eligible to vote on any such matter.

SECTION 1502.  No Changes to Voting Rights.

          So long as any of the principal amount of the Securities is outstanding, the Company shall not, without the written consent or affirmative vote of the Requisite Holders, at a meeting called for that purpose of the Holders, amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, the Amended and Restated Certificate of Incorporation or By-laws of the Company or of any provision thereof (including the adoption of a new provision thereof) which would result in an alteration or circumvention of the voting powers of the Securities.

SECTION 1503.  Stockholder Approval Required.

          The consent or votes required in Section 1502 above shall be in addition to any approval of stockholders of the Company which may be required by law or pursuant to any provision of the Company's Amended and Restated Certificate of Incorporation or By-Laws, which approval shall be obtained by vote of the stockholders of the Company in the manner provided in Section 1501 above.

SECTION 1504.  Effectiveness of this Article XV.

          The provisions of this Article XV shall not become effective until the Charter Amendment is Duly Adopted.


          This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              BUILDING ONE SERVICES CORPORATION


                              By:____________________________________
                              Name:
                              Title:


Attest:


_____________________________________
Name:
Title:

                              UNITED STATES TRUST COMPANY OF NEW YORK, as
                              Trustee


                              By:______________________________________
                              Name:
                              Title:

Attest:


_____________________________________
Name:
Title:    Corporate Trust Officer

                                  SCHEDULE I


1.  Tri-City Electrical Contractors, Inc.
2.  Wilson Electric Corporation, Inc.
3.  Town & Country Electric, Inc.
4.  Riviera Electric Construction Co.
5.  Garfield Electric Corporation
6.  Indecon, Inc.
7.  SKC Electric, Inc.
8.  Walker Engineering, Inc.
9.  Service Management U.S.A. Inc

                                  SCHEDULE II


                                  SCHEDULE II

                                Management Group

Jonathan J. Ledecky
Charlie F. Walker
James F. and Mary E. Lewis, Joint Tenants with Right of Survivorship
Alan J. Green
W. E. Boyette
Dennis R. Robinson
BLEP, Inc. (Jim Linford)
W. Thomas Musser
Jerry R. Mills
Donald G. White
Joseph M. Ivey
William F. McIntosh
Brickford Faucette
Roland G. Stephenson
Andrew R. & Karen S. Spann, Joint Tenants
William P. Love, Jr.
Diane Love
Helmuth Eidel
Paula Eidel
Larry O. Jones
Larry Terrell
Jerald M. Taylor, as Trustee or Successor of the Jerald Taylor Family Trust U/A dated 9/13/89
Chad MacDonald
Thomas H. Tess
Garfield W. Hartman
Roxanne Chambers
Stephen J. Gubin
Bradford L. Hanson
Mike Sullivan